                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_]Preliminary proxy statement

[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-
   6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                    Warner Chilcott Public Limited Company
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                    Warner Chilcott Public Limited Company
             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

    Not applicable

(2) Aggregate number of securities to which transaction applies:

    Not applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    Not applicable

(4) Proposed maximum aggregate value of transaction:

    Not applicable

(5) Total fee paid:

    Not applicable

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

[LOGO] WARNER CHILCOTT


                    WARNER CHILCOTT PUBLIC LIMITED COMPANY

Lincoln House                                                  James G. Andress
Lincoln Place                              Chairman and Chief Executive Officer
Dublin 2, Ireland

April 30, 1999

Dear Shareholder:

  On behalf of the board of directors, I cordially invite you to attend the annual meeting of shareholders on Thursday, June 3, 1999 at 10:00 A.M. The meeting will be held at Lincoln House, Lincoln Place, Dublin 2, Ireland.

  The matters scheduled to be considered at the meeting are the re-election of directors, the amendment of the option plan and the passage of authorizing resolutions. These matters are more fully explained in the attached proxy statement, which you are encouraged to read.

  The board of directors values and encourages shareholder participation. It is important that your shares be represented, whether or not you plan to attend the meeting. Please take a moment to sign, date and return your proxy in the envelope provided even if you plan to attend.

                                          Sincerely,

                                          James G. Andress
                                          Chairman and Chief Executive Officer

[LOGO] WARNER CHILCOTT

                    WARNER CHILCOTT PUBLIC LIMITED COMPANY

                               ----------------

               NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

                               ----------------

  Notice is hereby given that the Annual General Meeting of shareholders of Warner Chilcott Public Limited Company (the "Company") will be held at Lincoln House, Lincoln Place, Dublin 2, Ireland on Thursday, June 3, 1999, at 10:00 A.M., for the following purposes:

As Ordinary Business

  1. To receive and consider the Financial Statements for the year ended December 31, 1998 together with the reports of the directors and auditors thereon.

  2. To re-elect Mr. Harold N. Chefitz who retires from the board by rotation as a director of the Company.

  3. To re-elect Mr. David D. Pinkerton who retires from the board by rotation as a director of the Company.

  4. To elect Mr. Didier Voydeville as a director of the Company, replacing Madame Nicole Bru who retires from the board by rotation as a director of the Company.

  5. To authorize the directors to fix the remuneration of the auditors.

Special Business

  6. That the Company's incentive share option scheme be amended so as to permit the Company to grant options under the scheme to consultants and members of its medical advisory board.

As an Ordinary Resolution

  7. To approve an ordinary resolution conferring upon the board of directors the power to allot shares, grant share subscription rights and rights to convert loans and other obligations into stock. The text of the resolution is as follows:

     "That the directors be and are hereby generally and unconditionally authorized in substitution for all existing authorities to exercise all powers of the Company to allot and issue all relevant securities (as defined by Section 20 of the Companies (Amendment) Act, 1983) up to an aggregate nominal amount equal to the authorized but unissued share capital of the Company on the date of passing of this resolution, and the authority hereby conferred shall expire at the close of business on June 2, 2004) unless previously renewed, varied or revoked by the Company in general meeting. Provided however, that the Company may make an offer or agreement before the expiry of this authority which would or might require any such securities to be allotted or issued after this authority as expired and the directors may allot and issue any such securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired."

As a Special Resolution

  8. To approve a special resolution eliminating pre-emptive rights of existing shareholders for a five-year period. The text of the resolution is as follows:

     "That, subject to the passing of Resolution 7, in the notice of the Meeting, the directors be and are hereby empowered pursuant to Section 24 of the Companies (Amendment) Act 1983, to allot equity securities (as defined in Section 23 of that Act) pursuant to the authority conferred by the said Resolution 7 as if sub-section (1) of the said Section 23 did not apply to any such allotment provided that the power conferred by this Resolution shall expire at the close of business on the earlier of the date of the next Annual General Meeting of the Company on September 2, 2000, unless previously renewed, verified or revoked, and the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of any such offer or agreement as if the power conferred hereby had not expired."

  9. To transact such other business as may be transacted at an Annual General Meeting.

                                          By order of the board of directors

                                          David G. Kelly
                                          Secretary

Dublin, Ireland
April 30, 1999
--------
Notes

(a) A shareholder entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote on his/her behalf. A proxy need not be a shareholder of the Company.

(b) Forms of proxy, to be valid, must reach the secretary of the Company at Lincoln House, Lincoln Place, Dublin 2, Ireland not later than 48 hours before the time appointed for the holding of the meeting.

                    WARNER CHILCOTT PUBLIC LIMITED COMPANY

                                 Lincoln House
                                 Lincoln Place
                               Dublin 2, Ireland

                               ----------------

                                PROXY STATEMENT

               Annual General Meeting of Shareholders to be Held
                                 June 3, 1999

                               ----------------

                                                                 April 30, 1999

  The board of directors of Warner Chilcott Public Limited Company (the "Company") is soliciting your proxy for use at the annual general meeting of shareholders to be held on June 3, 1999 at 10:00 A.M., at Lincoln House, Lincoln Place, Dublin 2, Ireland. Solicitation of the proxy may be made through officers and regular employees of the Company by telephone or by oral communications with some shareholders. We will not pay any additional compensation to officers and regular employees for any of these proxy solicitations. Expenses incurred in the solicitation of proxies will be borne by the Company.

                                VOTING MATTERS

  The representation in person or by proxy of not less than three persons being holders of not less than one-third of the ordinary shares of the Company, par value $.05 per share (including those ordinary shares represented by American Depositary Shares ("ADSs")), is necessary to provide a quorum for the transaction of business at the meeting. Shares can only be voted if the shareholder is present in person or a body corporate is represented by a corporate representative or is represented by a properly signed proxy. Each shareholder's vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

  Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the board of director's proposals, and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the meeting.

  For all matters to be voted upon at the meeting other than the election of directors, the affirmative vote of a majority (or, in the case of a special resolution, 75%) of persons present in person or represented by proxy, and voting on the matter, or on request for a poll, the affirmative vote of a majority of the shares voting on the matter, is necessary for approval.

  Any shareholder giving the enclosed proxy has the power to revoke such proxy prior to its exercise either by voting at the meeting, by executing a later-dated proxy or by delivering a signed written notice of the revocation to the office of the secretary of the Company not less than one hour before the meeting begins.

  On April 26, 1999, the record date with respect to the ADSs, there were outstanding and entitled to vote at the meeting 12,366,808 ordinary shares, including ordinary shares represented by the ADSs. Each outstanding ordinary share is entitled to one vote. This proxy statement is first being sent to the shareholders on or about April 30, 1999. A list of the shareholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

                           MATTERS TO BE ACTED UPON

1. Financial Statements

  The financial statements for the year ended December 31, 1998, together with the reports of the directors and auditors on the financial statements, will be presented for consideration by the meeting.

2.-4. Election of Directors

  Pursuant to the memorandum and articles of association of the Company, the board of directors has determined that the number of directors constituting the full board of directors shall be ten. At each annual meeting, one-third of the directors, or if their number is not three or a multiple of three, then the number nearest to one-third, shall retire from office or may be reelected. The board of directors recommends that the shareholders vote FOR each nominee set forth below. We are soliciting proxies in favor of the nominees named on the following pages, and we intend to vote your proxies for those three nominees. In the event that any of the nominees is unable or unwilling to serve as a director, we intend to vote your proxy for the election of any other person as shall be designated by the board of directors. We do not anticipate that any of the nominees will be unable or unwilling to serve as a director.

 Information Regarding Nominees for Election of Directors

  A brief statement of the business experience and positions with the Company, a listing of other directorships and the ages (as of March 31, 1999) of each person nominated to become a director of the Company are described on the following pages. There are no family relationships between any of the directors, nominees and executive officers of the Company nor any arrangement or understanding between any director or nominee and any other person pursuant to which he or she was or is to be selected as a director or nominee.

  Harold N. Chefitz has served as a director of the Company since 1995. He is a partner in the investment firm of Boles Knop & Company, LLC and general partner of CK Capital LP. Mr. Chefitz was formerly a Senior Managing Director of Gerard Klauer Mattison & Co. ("GKM") and the Chairman of Chefitz Health Care Investments. Before joining GKM, Mr. Chefitz was Managing Director and Head of the Health Care Group at Prudential Securities. Mr. Chefitz has held various positions with Furman Selz Incorporated (an international securities and investment banking firm), Swergold, Chefitz Incorporated (an investment banking firm co-founded by Mr. Chefitz) and Goldman, Sachs & Co. and has over 25 years of experience in domestic and international health care financings. Mr. Chefitz has a B.S. degree from Boston University and attended Boston College Law School. Mr. Chefitz served as the Chairman of the Board of Columbia University School of Pharmaceutical Sciences. Mr. Chefitz currently serves as a member of the board of directors of Kensey Nash and Visible Genetics Inc.

  David B. Pinkerton has served as a director of the Company since 1996 and is Managing Director of Alternative Investments for AIG Global Investment Corp. ("AIG"). Mr. Pinkerton has been with AIG since 1984 and has been responsible for AIG's domestic portfolio of alternative investments including venture capital, leverage buyouts and direct placements since 1988. He oversees AIG's Hedge Fund Composite, which includes managers specializing in risk arbitrage, distressed debt, convertible bond arbitrage and other market hedging strategies. From 1984 to 1986, Mr. Pinkerton was a securities analyst with AIG. Mr. Pinkerton received his B.S. degree in Finance and Economics from the University of Delaware in 1983 and his J.D. degree from Brooklyn Law School in 1990. He is admitted to the New York and New Jersey bars.

  Didier Voydeville is the Chairman and Chief Executive Officer of La Financiere de Dion ("FDD"), an investment advisory firm located in France. Mr. Voydeville has been with FDD since 1994 and serves as an advisor to Halisol S.A. and Madame Nicole Bru, shareholders of the Company. Prior to joining FDD, Mr. Voydeville was a Project Finance Officer at the Ministry of Industry, a French government post. He holds a Doctorate in Economics from the University of Paris. Mr. Voydeville currently serves as a member of the board of directors of La Lorraine D'Investissement Et De Conseil Eurl and also serves as a representative of Halisol S.A. to SPEF Pre-IPO European Fund, Association Docteurs Bru and SA du 12 Rue De La Bourse.

5. Election of Auditors

  Under Irish law, the firm of KPMG Peat Marwick LLP is automatically re-elected as the auditors to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1999. In accordance with usual practice, the directors are seeking authority to determine the remuneration of our auditors. We intend to vote your proxy for this resolution unless you specify to the contrary in your proxy or specifically abstain from voting on this matter.

  Representatives of KPMG Peat Marwick LLP will be present at the annual meeting. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

6. Amendment of Incentive Share Option Scheme

  The incentive share option scheme of the Company provides for the granting of options to purchase ordinary shares of the Company to officers, directors and employees. The granting of options serves a number of important purposes, including providing compensation and aligning the interests of grantees with those of shareholders.

  The incentive share option scheme of the Company does not, however, currently allow for the granting of options to consultants and members of the Company's newly created medical advisory board. The medical advisory board, which will consist of leading medical professionals who will meet periodically to advise the Company regarding industry trends, is meant to keep the Company abreast of physicians' observations and concerns. The board of directors believes, however, that the reasons supporting the granting of options to officers, directors and employees also apply to the granting of options to consultants and members of the medical advisory board. It is advantageous for the Company to have the flexibility to compensate consultants and members of the medical advisory board with options, as opposed to or in combination with cash payments, to the extent designed by the Company, the consultants and members of the medical advisory board. In addition, the board of directors believes that it is desirable for the Company to more closely align the interests of the Company's consultants and members of the medical advisory board with those of shareholders.

  The board of directors is not seeking to amend the total number of ordinary shares which may be granted under the incentive share option scheme.

  Accordingly, the board of directors recommends that the stockholders vote FOR the proposal to amend the Company's incentive share option scheme so as to permit the granting of options to consultants and members of the medical advisory board. We intend to vote your proxy in favor of this amendment unless you specify to the contrary in your proxy or specifically abstain from voting on this matter.

7. Authority to Allot Shares

  Irish company law restricts the power of the board of directors to allot shares and to grant share subscription rights and rights to convert loans and other obligations of a company into shares unless the shareholders pass a resolution conferring such powers on the board of directors for periods of up to five years. The board of directors recommend that the stockholders vote FOR the proposal. We intend to vote your proxy in favor of this resolution unless you specify to the contrary in your proxy or specifically abstain from voting on this matter.

8. Elimination of Pre-emptive Rights

  Irish law provides that issuances of equity shares for cash (and rights to subscribe for or convert into equity shares for cash) must be offered, pro rata, to the existing shareholders of equity shares. The shareholders may by special resolution eliminate this requirement for periods up to five years. The board of directors recommends that the stockholders vote FOR the proposal. We intend to vote your proxy in favor of this resolution unless you specify to the contrary in your proxy or specifically abstain from voting on this matter.

9. Other Business

  The board of directors does not know of any other business to be presented at the annual meeting. If any other matters properly come before the meeting, however, we intend that the persons named in the enclosed for of proxy will vote your proxy in accordance with their best judgment.

                EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

  The following is a list of the names and ages of the Company's executive officers, directors and certain key employees, indicating all positions and offices with the Company held by each such person and each such person's principal occupations or employments during the past five years.

                               Principal business experience within last five
 Name                      Age years
 ----                      --- ----------------------------------------------
 James G. Andress.........  60 Chief Executive Officer and a director since
                               November 1996. Became Chairman of the Board in
                               1998. President and Chief Executive Officer of
                               Information Resources, Inc. from 1989 to 1995.
 Roger M. Boissonneault...  50 President and Chief Operating Officer since
                               1996. Director since January 1998. From 1976 to
                               1996 served in various capacities with Warner
                               Lambert Company, including Vice-President,
                               Female Health Care.
 Paul S. Herendeen........  43 Senior Vice President and Chief Financial
                               Officer since February 1998. Director since
                               1996. From 1995 to 1998 Principal of Dominion
                               Income Management Corp. Investment professional
                               with Prudential Equity Investors, 1990 to 1995.
 Beth P. Hecht............  35 Senior Vice President and General Counsel since
                               January 1999. General Counsel, Vice President
                               and Secretary, ChiRex Inc., from December 1997
                               to January 1999. Corporate Counsel and
                               Secretary, Alpharma Inc., 1993 to 1997.
 David G. Kelly...........  37 Group Vice President, Finance since June 1995.
                               Company Secretary since 1997. Prior to 1995
                               served in various capacities with Elan
                               Corporation, plc.
 Robert K. Pallas.........  58 Vice President, Sales, since July 1998.
                               Consultant to Warner Chilcott, Inc. from January
                               1997 to 1998. Consultant in Sales and Marketing
                               to Schering Plough Corporation from 1994 to
                               1997.
 Kathleen A. Wickman......  47 Vice President, Marketing, since February 1999.
                               Strategic Business Director for Berlex
                               Laboratories from 1996 to February 1999. Group
                               Product Director for Berlex Laboratories from
                               1994 to 1996.
 Christopher J. Gabanski..  46 Vice President, Dermatology Sales, since July
                               1998. From 1997 to 1998 served as Vice
                               President, Sales, of Genderm Corp. From 1992 to
                               1996 Regional Sales Director of Neutrogena
                               Dermatologics, a Johnson and Johnson Company.
 A. Dominick Musacchio....  55 Vice President, New Business Development since
                               1996. From 1973 to 1996 served in various
                               capacities with Warner Lambert Company,
                               including Director, Marketing and Sales.
 William J. Poll..........  47 Vice President, Finance and Trade Relations
                               since 1996. From 1977 to 1996 served in various
                               capacities with Warner Lambert Company,
                               including Director of Financial Information
                               Services.

                               Principal business experience within last five
 Name                      Age years
 ----                      --- ----------------------------------------------
 Norma A. Enders..........  36 Vice President of Regulatory Affairs since 1996.
                               From 1985 to 1996 served with Warner Lambert
                               Company with responsibility for Warner Chilcott
                               Division Regulatory Affairs.
 Tina M. deVries, Ph.D....  37 Senior Director of Research and Development
                               since 1996. From 1989 to 1996 served with Warner
                               Lambert Company in Research and Development.
 Donald E. Panoz..........  63 Director since 1992. Chairman from 1996 to 1998.
                               Chairman of Elan from 1970 to 1996. Chief
                               Executive Officer of Elan from 1970 to 1995.
                               Chairman of Fountainhead Holdings Ltd.,
                               Fountainhead Development Corp. and Gensia Sicor
                               Inc.
 Thomas G. Lynch..........  43 Director since 1992. Executive Vice President and Chief Financial Officer of Elan since 1993.
 Madame Nicole Bru, M.D...  59 Director since 1995. Founder of and Chairman of the Halisol Group since 1994. Founder of The
                               Pain Institute and the Association de Drs. Bru.
 Harold N. Chefitz........  64 See information in "Matters to be Acted Upon."
 David B. Pinkerton.......  38 See information in "Matters to be Acted Upon."
 James H. Bloem...........  48 Director since 1997. Executive Vice President of
                               Perrigo Company since 1995. Previously served as
                               Chief Financial Officer, Treasurer and General
                               Counsel of Herman Miller, Inc. and as a partner
                               of the law firm, Law, Weathers & Richards.
 Bruce L. Downey..........  51 Director since 1997. Chairman, Chief Executive
                               Officer and President of Barr Laboratories, Inc.
                               since 1994.

                      DIRECTORS MEETINGS AND COMPENSATION

Directors Meetings

  The board of directors held four regular meetings and three special telephonic meetings during the year ended December 31, 1998 ("fiscal 1998"). The audit committee, which currently consists of James Bloem, Thomas Lynch and David Pinkerton, oversees actions taken by the Company's independent auditors, recommends the engagement of auditors and reviews the Company's internal audits. The compensation committee approves the compensation of executives of the Company, makes recommendations to the board of directors with respect to standards for setting compensation levels and administers the Company's incentive plans. The compensation committee currently consists of Donald Panoz, Harold Chefitz and Thomas Lynch. There is no standing nominating committee. During fiscal 1998, each of the Company's incumbent directors participated in excess of 75% of the aggregate of the meetings of the board of directors and the meetings of committees of the board of directors either in person or by alternative of which such director was a member. During fiscal 1998, the compensation committee met, either in person or by telephonic meeting, one time and the audit committee met, either in person or by telephonic meeting, one time.

Compensation of Directors

  As of 1999, directors who are also officers of the Company do not receive compensation from the Company for their services as directors. Those directors who are not officers of the Company (the "Outside Directors") (currently James
H. Bloem, Madame Nicole Bru, Harold Chefitz, Bruce Downey, Thomas G. Lynch, Donald E. Panoz and David Pinkerton) currently receive $10,000 annually (paid in equal quarterly installments) for their services as directors. In addition, the Outside Directors receive 5,000 options on the date of the Annual Meeting, plus, for new directors only, an initial grant of 10,000 options. The Outside Directors are also paid $1,000 for each board meeting attended in person, $500 for each board meeting attended by phone, $1,000 for each committee meeting attended in person and $500 for each committee meeting attended via telephone.

               MANAGEMENT COMPENSATION AND CERTAIN TRANSACTIONS

Summary Compensation Table

  The following Summary Compensation Table discloses, for the fiscal years indicated, individual compensation information for Mr. Andress and the five other most highly compensated executive officers who were serving as executive officers at the end of fiscal 1998 (collectively, the "named executives").

                                  Annual Compensation
                          -----------------------------------      Securities
                                                    Other          Underlying Other Benefits/
   Name and Principal     Fiscal Salary   Bonus  Compensation       Options    Compensation
        Position           Year    ($)     ($)       ($)              (#)           ($)
------------------------  ------ ------- ------- ------------      ---------- ---------------
James G. Andress........   1998  313,750     --      10,000(4)       50,000       20,254(1)
 Chief Executive Officer   1997  300,000 175,000  1,907,500(2)(4)   500,000       19,691(1)
 and Chairman
Roger M. Boissonneault..   1998  222,917 100,000     10,000(4)       25,000       20,254(1)
 President and Chief       1997  207,061 120,000    570,000(2)      150,000       19,920(1)
 Operating
 Officer
Paul S. Herendeen.......   1998  206,250 100,000    189,500(3)(4)   200,000       19,400(1)
 Executive Vice            1997      --      --         --              --           --
 President and Chief
 Financial Officer
David G. Kelly..........   1998  110,250  30,000        --           10,000       11,250(5)
 Group Vice President--    1997  140,000  50,000        --           50,000       12,000(5)
 Finance and Secretary
A. Dominick Musacchio...   1998  153,272  35,000        --           10,000       20,501(1)
 Vice President,           1997  153,189  50,000        --           50,000       19,905(1)
 Business Development of
 WCI
William J. Poll.........   1998  135,679  40,000        --           10,000       20,413(1)
 Group Vice President,     1997  131,434  50,000        --           50,000       19,798(1)
 Finance & Pricing of
 WCI

--------
(1) Represents amounts contributed for the benefit of the named executive under the Company's 401(k) Plan, and Group Life and Health Insurance Plans.
(2) Represents the difference between estimated fair value and exercise price of the Ordinary Shares underlying warrants awarded.
(3) Represents reimbursement of relocation expenses in the amount of $104,500 and a signing bonus of $75,000.
(4) Represents fees paid to serve as a director on the Company's board which were $10,000 annually for 1998 and $7,500 annually for 1997. Beginning in 1999, directors who are also officers of the Company do not receive compensation from the Company for their services as directors.
(5) Represents amounts contributed for the benefit of the named executive for medical, savings and pension plan in Ireland.

Option Grants in Fiscal Year 1998

  The following table discloses, for the named executives (a) the number of shares as to which options and/or warrants were granted during 1998 and (b) the option exercise price (which was in all cases, not less than the market price on the date of the grant).

                           Individual Grants
-------------------------------------------------------------------------
                                           Percent of                     Potential Realized
                                             Total                               Value
                                            Options/                       at Assumed Annual
                             Number of      Warrants                        Rates of Stock
                             Securities    Granted To Exercise            Price Appreciation
                             Underlying    Employees  of Base             For Option Term (2)
                          Options/Warrants In Fiscal    Price  Expiration -------------------
          Name                (#) (1)         Year     ($/Sh)     Date     5% ($)    10% ($)
------------------------  ---------------- ---------- -------- ---------- --------- ---------
James G. Andress........       50,000         6.68%     9.77    01/24/08    307,544   721,451
Roger M. Boissonneault..       25,000         3.34%     9.77    01/24/08    153,772   360,725
Paul S. Herendeen.......      200,000        26.72%     9.77    02/03/08  1,230,176 2,885,802
David G. Kelly..........       10,000         1.34%     9.77    01/24/08     61,509   144,290
A. Dominick Musacchio...       10,000         1.34%     9.77    01/24/08     61,509   144,290
William J. Poll.........       10,000         1.34%     9.77    01/24/08     61,509   144,290

--------
(1) Compensatory options and warrants granted by the Company generally vest over four years and expire on the earlier of ten years from the date of grant or after a specified period following the participant's separation from the Company. The options/warrants granted to the named executives in 1998 were issued in this manner. The exercise price is the fair market value at the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for options/warrants if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted. Actual gains, if any, on share option exercises will depend on the future performance of the Ordinary Shares on the date on which the options are exercised.

Option Exercises and Year End Values for Fiscal Year 1998

  The following table shows information regarding the exercise of stock options during fiscal 1998 by the named executives and the number and value of any unexercised stock options held by them as of December 31, 1998:

                            Shares               Number of Unexercised       Value of Unexercised
                          Acquired on  Value      Options/Warrants at    in the Money Option/Warrants
                           Exercise   Realized        FY-End (#)          at FY-End ($) Exercisable/
          Name                (#)        ($)   Exercisable/Unexercisable       Unexercisable(1)
          ----            ----------- -------- ------------------------- ----------------------------
James G. Andress........      --        --          290,625/259,375            323,438/251,563
Roger M. Boissonneault..      --        --            89,063/85,937              97,031/75,469
Paul S. Herendeen.......      --        --           60,000/150,000                        --
David G. Kelly..........      --        --            33,125/26,875                        --
A. Dominick Musacchio...      --        --            33,125/26,875                        --
William J. Poll.........      --        --            33,125/26,875                        --

--------
(1) Based on the closing price of $6.75 for the ADSs as reported by the Nasdaq National Market on December 31, 1998, less the applicable option exercise price.

Employment Agreements

  Messrs. Andress, Boissonneault and Herendeen have signed employment agreements with the Company. Each employment agreement is terminable by either party without notice, subject to certain termination provisions which include the payment of a severance amount consisting of the executive officer's then current salary for a period of twelve or eighteen months plus all other amounts and benefits to which the executive is entitled if the Company terminates the executive officer's employment without cause. These contracts provide for, among other things, each of the individuals to provide services to the Company on a full-time basis. These contracts also contain non-compete provisions which restrict the executive officers from being involved in, for the period of their employment and for any period for which the executive officer receives payment, including any severance amount, from the Company, any business which is in competition with the business of the Company. In addition, each employment agreement contains an express obligation of confidentiality in respect of the Company's technological and commercial secrets and agreement to assign all intellectual property rights to the Company.

Certain Transactions

  On January 8, 1999, the Company announced that an entity formed by selected members of senior management, including the named executives, acquired 600,000 shares of the Company's stock from Elan Corporation, plc. ("Elan"). Under the terms of the transaction, Elan retained the right to proceeds from the sale of the shares at prices up to $11.50. Thereafter, Elan would be entitled to receive 50% of any realized gains.

  On April 17, 1998, the Company loaned $200,000 to Paul Herendeen in connection with his relocation. The indebtedness was repaid in full on July 17, 1998.

  On October 17, 1994, the Company and Elan entered into a Shareholder's Agreement, pursuant to which Elan is entitled to appoint one director to the board of directors of the Company. In addition, on August 13, 1997, the Company and Barr Laboratories, Inc. entered into a shareholder's agreement granting Barr the right to appoint one director to the board of directors of the Company.

  The Company and Elan have also entered into the Master Development and License Agreement, pursuant to which the Company has an exclusive right to Elan's technology for the formulation of complex generic products for sale in North America. In addition, the Company and Elan have entered into an Administrative Support Agreement dated as of October 17, 1994, pursuant to which Elan is obligated to provide certain routine management and administrative services to the Company. Thomas G. Lynch, who is a director of the Company, is an executive officer and director of Elan.

  The Company and Warner-Lambert entered into a Warrant Purchase Agreement on March 28, 1996, pursuant to which Warner-Lambert was granted a warrant (the "Warner-Lambert Warrant") which contains certain piggy-back registration rights and entitles Warner-Lambert to purchase 1,130,158 ordinary shares represented by ADSs. The Warner-Lambert Warrant is exercisable until January 31, 2001.

Report of the Compensation Committee

  The executive compensation program of the Company is administered by the compensation committee which in 1998 was composed of Mr. Lynch, who served as chairman, and Messrs. Bloem and Pinkerton.

  The Company's executive compensation program is designed to retain and reward executives who are capable of leading the Company in achieving its business objectives in the competitive and rapidly changing industries in which the Company competes. The compensation committee has the authority of the board of directors with respect to the compensation, benefit and employment policies and arrangements for executive officers and other highly paid personnel of the Company, except the chief executive officer, chief operating officer and president and chief financial officer, as to whom the committee makes compensation recommendations to the board of directors. The committee also has authority with respect to the compensation and benefit plans generally applicable to the company's employees.

  This report is submitted by the compensation committee and addresses the Company's compensation policies for 1998 as they affected Mr. Andress and the other named executives.

 Compensation Philosophy

  The objectives of the executive compensation program are to align compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are committed to the long-term success of the Company. The Company's executive compensation philosophy is based on the following principles:

  .Competitive and Fair Compensation

      The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company regularly compares compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives at the Company.

  .Sustained Performance

      Executive officers are rewarded based upon corporate performance, business group performance and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development, introduction of new processes and products, and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

  In evaluating each named executive's performance, the Company generally conforms to the following process:

  . Company and individual goals and objectives are set at or prior to the beginning of the performance cycle.

  . At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company are evaluated.

  . The executive's performance is then compared with peers within the Company and the results are communicated to the executive.

  . The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary stock compensation levels.

  Annual compensation for the Company's executives generally consists of three elements: salary, bonus and stock options. Bonuses totaling $305,000 were paid to the named executives for 1998.

  The salaries for executives are generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, timely development and introduction of new products, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

  Compensation for the named executives also includes the long-term incentives afforded by stock options. The stock option program is designed to provide the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. From time to time, the compensation committee chooses to align more closely the vesting of stock options with the achievement by a named executive of corporate, business group or individual performance goals. In 1998, the Company granted stock options and warrants to purchase an aggregate of 305,000 ordinary shares to named executives at an exercise price of $9.77 per share. All stock options and warrants granted to executive officers in 1998 were granted at fair market value on the date of grant.

 Mr. Andress' 1998 Compensation

  Mr. Andress is eligible to participate in the same executive compensation available to the other named executives. At the end of 1998, Mr. Andress asked the compensation committee to refrain from considering him for any increase in his base salary for 1999 and for any cash bonus for 1998. The compensation committee honored Mr. Andress' request. The compensation committee believes that Mr. Andress' annual compensation, including the portion of his compensation based upon the Company's stock option program, has been set at a level competitive with other companies in the industry.

Performance Graph

  The following graph compares the cumulative total return on $100 invested on August 13, 1997 (the first day of public trading of the ADSs) through December 31, 1998 (the last day of public trading of the ADSs in fiscal 1998) in the ADSs of the Company, the Nasdaq National Market Index and an index of comparable companies consisting of Forest Laboratories, Inc., KOS Pharmaceuticals, Inc., Dura Pharmaceuticals, Inc., Ascent Pediatrics, Inc., Roberts Pharmaceutical Corporation and Jones Medical Industries, Inc. The return of the indices is calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends since its initial public offering. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                 COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG
                    WARNER CHILCOTT PUBLIC LIMITED COMPANY
                 CORPORATION, NASDAQ NATIONAL MARKET INDEX AND
                          COMPARABLE COMPANIES INDEX

                                 [LINE GRAPH]

                                                                Comparable
                Warner Chilcott Public      Nasdaq National     Companies
   Date           Limited Company             Market Index        Index
-------------------------------------------------------------------------------
   8/13/97            $100.00                   $100.00           $100.00
  12/31/97             $69.72                    $99.18           $100.55
  12/31/98             $38.02                   $138.48            $98.42

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth below certain information regarding beneficial ownership of the Company's ordinary shares (including the ADSs) at February 26, 1999 (i) by each person who is known to own beneficially more than five percent of the ordinary shares (including the ADSs), (ii) by the Company's directors, (iii) by the Company's executive officers and (iv) by all directors and officers as a group. Except as indicated in the footnotes to the table, the persons named therein have sole voting power and investment power with respect to all ordinary shares shown as beneficially owned by them, subject to community property laws where applicable. Except as otherwise indicated, the address of each person is the Company's headquarters, located at Lincoln House, Lincoln Place, Dublin 2, Ireland.

                                         Number of    Percentage of Outstanding
          Beneficial Owner            Ordinary Shares    Ordinary Shares (1)
          ----------------            --------------- -------------------------
Elan Corporation, plc (2)...........     2,631,290              20.93%
 Lincoln House, Lincoln Place
 Dublin 2, Ireland
William H. Gates III (3)............     1,518,039              12.24%
 2365 Carillon Point
 Kirkland, WA 98033
Warner Lambert Company (4)..........     1,130,158               8.37%
 201 Tabor Road
 Morris Plains, NJ 07950
James G. Andress (5)................       457,500               3.60%
Roger M. Boissonneault (5)..........       224,500               1.80%
Paul S. Herendeen (5)...............       195,000               1.57%
David G. Kelly (5)..................        85,376                *
A. Dominick Musacchio (5)...........        69,375                *
William J. Poll (5).................        70,675                *
James H. Bloem......................         2,500                *
Nicole Bru (6)......................       856,093               6.88%
Harold N. Chefitz...................        21,784                *
Bruce L. Downey.....................         3,500                *
Thomas G. Lynch.....................        71,733                *
Donald E. Panoz.....................        25,536                *
David B. Pinkerton (7)..............        13,782                *
All directors and executive officers
 as a group (19 persons) (5)........     2,331,719              15.86%

--------
(1) Figures are based upon 12,366,808 ordinary shares outstanding as of February 26, 1999. The figures assume exercise by only the shareholder or group named in each row of all options for the purchase or ordinary shares held by such shareholder or group which are exercisable within 50 days of February 26, 1999.
(2) Amounts shown represent the aggregate number of shares held by Elan International Services, Ltd. and Monksland Holdings BV. Mr. Lynch, who serves as a director of the Company, is Executive Vice President, Chief Financial Officer of Elan. Accordingly, Mr. Lynch may be deemed to share voting and dispositive power as to the shares held by Elan. Mr. Lynch disclaims beneficial ownership of such shares.
(3) Amounts shown represent the aggregate number of shares held by Mr. Gates and Castle Gate, LLC.
(4) Based on 1,130,158 ordinary shares subject to warrants which are currently exercisable, held by Warner-Lambert Company.
(5) Amounts shown include ordinary shares held by an entity formed by selected members of senior management, including the named executives. The amount shown for each named shareholder includes the number of shares held by such entity in which such named shareholder has a pecuniary interest. Such ordinary shares were acquired from Elan Corporation as announced on January 8, 1999. The entity, and not the named persons, has the sole power to vote such shares.
(6) Amounts shown represent the aggregate number of shares held by Mme. Bru and Halisol, S.A.
(7) Excludes 33,056 and 30,000 ordinary shares subject to warrants which are currently exercisable, held by National Union Fire Insurance Company of Pittsburgh of which Mr. Pinkerton serves as Vice President and AIG Global Investment Corporation ("AIG") of which Mr. Pinkerton serves as Managing Director of Alternative Investments for AIG, respectively. Mr. Pinkerton disclaims beneficial ownership of these shares.

      DIRECTOR AND OFFICER AND TEN PERCENT SHAREHOLDER SECURITIES REPORTS

  The federal securities laws require the Company's directors and officers, and persons who own more than ten percent of the ordinary shares, to file with the Securities and Exchange Commission, the Nasdaq National Market and the secretary of the Company initial reports of ownership and reports of changes in ownership of the ordinary shares of the Company.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1998, all of the Company's officers, directors and greater-than-ten-percent beneficial owners made all required filings.

                             SHAREHOLDER PROPOSALS

  Proposals of stockholders to be presented at the 2000 annual meeting of shareholders must be received by the secretary of the Company by January 1, 2000 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the 2000 annual meeting will be scheduled for June 2, 2000.

                                 OTHER MATTERS

  As of the date of this proxy statement, the board of directors does not know of any business to come before the annual meeting other than the matter described in the notice. If other business is properly presented for consideration at the annual meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

                            SOLICITATION OF PROXIES

  Solicitation of proxies may be made through officers and regular employees of the Company by telephone or by oral communications with some stockholders following the original solicitation period. We will not pay any additional compensation to officers and regular employees for proxy solicitation. Expenses incurred in the solicitation of proxies will be borne by the Company, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of ordinary shares. In addition to use of the mails, proxies may be solicited by officers and employees of the Company in person or by telephone.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's annual report for the fiscal year ended December 31, 1998, including the financial information included therein, has been filed with the Securities and Exchange Commission and is incorporated in this proxy statement by reference.

                                                                        ANNEX A

             Proposed Amendments to Incentive Share Option Scheme

1. The definition of "Nominated Employee" in Clause 2 will be amended and restated in its entirety as follows:

    " "Nominated Employee' means an employee, officer, director, consultant or member of the medical advisory board (or similar body) who shall have been nominated for the purpose of the Scheme pursuant to Clause 3;"

2. Clause 3A will be amended and restated in its entirety as follows:

    "Eligibility for Participation

    3a. The Scheme is available for employees, officers, directors, consultants and members of the medical advisory board (or similar body) of the Company or any Subsidiary Corporation who shall be nominated for the purpose by the Board and/or the Committee; provided, however, that no Incentive Stock Option may be granted to any such employee, officer, director, consultant or member of such board (or similar body) who is not an employee of the Company or any Subsidiary Corporation or Parent Corporation at the time that the Option is granted."

                             WARNER CHILCOTT, PLC
              INSTRUCTIONS TO THE BANK OF NEWYORK, AS DEPOSITARY
       (MUST BE RECEIVED PRIOR TO THE CLOSE OF BUSINESS ON MAY 26, 1999)

     The undersigned registered holder of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt of WARNER CHILCOTT, plc registered in the name of the Undersigned on the books of the Depositary as of the close of business on April 27, 1999 at the Annual General Shareholder's Meeting of WARNER CHILCOTT, plc to be held on June 3, 1999 in respect of the resolutions specified on the reverse hereof.

NOTES:

1. Instructions as to voting on the specified resolutions should be Indicated by an "X" in the appropriate box.

2. In the absence of such instruction on the specified resolutions, the Depositary will treat the return of this form duly signed by the due date as an express instruction to give discretionary proxy to a person designated by the Company, in such event, the Proxy appointed by the Depositary will vote (or abstain from voting) as he or she thinks fit on the specified resolution.


                                                  WARNER CHILCOTT, PLC
                                                  P.O. BOX 11230
                                                  NEW YORK, N.Y, 10203-0290



                     (Continued and to be signed and dated on the reverse side.)

Resolutions             FOR  AGAINST                      FOR  AGAINST

1.                      [X]  [X]           7.             [X]  [X]

2.                      [X]  [X]           8.             [X]  [X]

3.                      [X]  [X]           9.             [X]  [X]

4.                      [X]  [X]

5.                      [X]  [X]

6.                      [X]  [X]


                                                Change of Address Mark Here  [X]

                                               The Voting instructions Card must
                                               be signed by the person in whose
                                               name appears on the Relevant
                                               receipt on the books of the
                                               Depository. In the case of a
                                               Corporation, the Voting instruc-
                                               tion should be executed by a duly
                                               authorized Officer or Attorney.


                                               Dated: _____________________ 1999

                                               _________________________________
                                                 Signature of Registered Holder


Sign, Date and Return this Form                Vote must be indicated [X] in
Using the Endorsed Envelope.                   Black or Blue ink.      [X]